EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                             INVESTOR CONTACTS:       PRESS CONTACTS:
                             Patrick Barry            Stacy Berns/Melissa Jaffin
                             CFO, Bluefly, Inc.       Berns Communications Group
                             212- 944-8000 ext. 239   212-994-4660
                             pat@bluefly.com


                     BLUEFLY REPORTS SECOND QUARTER RESULTS

                            SECOND QUARTER HIGHLIGHTS

     .    Achieves Record Gross Margin - 40%

     .    Increases Gross Profit 64%

     .    Grows Revenue Over 27%

     . Benefits From New Corporate Initiatives Including Upgraded Merchandise Assortment and New Zoom Technology

New York, NY, August 4, 2004 - Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), announced today that its sales increased by over 27% to $9,495,000 during the second quarter of 2004, from $7,468,000 during the same period a year ago. Gross margins increased to 40.1% in the second quarter of 2004, from 31% in the second quarter of 2003. That combination of revenue and gross margin growth generated a 64% increase in gross profits.

"We are extremely pleased with our second quarter results, which reflect a number of technology and merchandise upgrades," said Ken Seiff, Bluefly's CEO. "Although we have always earned high customer satisfaction ratings from our customers, we are focused on making a quantum leap on this front and we believe that achieving this can be one of the biggest levers in our drive to year round profitability. The second quarter marked the beginning of a company-wide initiative to make that quantum leap. And although we are relatively early on in this effort, we improved the shopping experience for many of our customers which clearly helped drive our higher gross margins and faster inventory turns."

Other financial results for the second quarter of 2004 were as follows (all comparisons are to the second quarter of 2003):

     . Net loss decreased by over 66% to $708,000 (or $0.12 per share), from $2,123,000 (or $0.27 per share)./1/

     . Cash flow used in operations improved almost 36% to $1,299,000, from $2,019,000.

     . New customers acquired increased by almost 13%, to 25,478, from 22,581.

     . New customer acquisition cost decreased by almost 29%, to $10.81, from $15.16.

     .    Gross average order size increased over 6%, to $187.52, from $176.70.

"During the quarter we developed a deeper understanding of our customers and made a number of changes in our organization and culture that will allow us to provide a better experience for the customer," said Melissa Payner, Bluefly's President. "Usability testing and site best practice audits identified a number of opportunities to improve our

     ----------
     /1/ Net loss per share for the second quarter of 2004 is based on a weighted average of 14,575,345 shares outstanding, while the net loss per share for the second quarter of 2003 is based on a weighted average of 11,024,568 shares outstanding. The net loss for the second quarter of 2004 period was partly offset by $303,000 of non-cash other income recognized as a result of the decrease in value of certain warrants issued by the company that were treated as derivative securities for accounting purposes.

customers' shopping experience, and we have contracted a software solution to provide greater insight into customer shopping behavior and conversion."

"As we begin to translate this customer knowledge and insight into improvements in our shopping experience, we expect to create higher levels of retention, improved customer acquisition and a more profitable enterprise," Mr. Seiff added. "But, during the upcoming third quarter, we expect these changes to be reflected in other economic outcomes as well. Last year at this time, our focus was very different. We were engaged in a company-wide effort to liquidate inventory by slashing our prices significantly. This year we are focused on gross profit and therefore will not make the same type of price cuts that we did in 2003. As a result, we expect our gross margins to continue to show significant improvement over last year but believe it will be difficult to achieve the same levels of revenue growth we saw during the first and second quarters."

ABOUT BLUEFLY, INC.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

This press release may include statements that constitute "forward-looking" statements, usually containing the words "believe", "project", "expect", or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-A, 8-K, 10-Q, and 10-K. These risks and uncertainties include, but are not limited to, the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the risk of default by the company under the Rosenthal financing agreement and the consequences that might arise from the company having granted a lien on substantially all of its assets under that agreement; the potential failure to forecast revenues and/or to make adjustments to our operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce markets; the dependence on third parties and certain relationships for certain services, including the company's dependence on U.P.S. (and the risks of a mail slowdown due to terrorist activity) and its dependence on its third-party web hosting and fulfillment centers; online commerce security risks; management of potential growth; the availability of merchandise; the need to further establish brand name recognition; risks associated with our ability to handle increased traffic and/or continued improvements to its Web site; rising return rates; dependence upon executive personnel; the successful hiring and retaining of new personnel; risks associated with expanding our operations; and uncertainties relating to the imposition of sales tax on Internet sales.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                             THREE MONTHS ENDED
                                                     -----------------------------------
                                                      JUNE 30, 2004       JUNE 30, 2003
                                                     ---------------     ---------------
Net sales                                            $     9,495,000     $     7,468,000
Cost of sales                                              5,688,000           5,153,000
                                                     ---------------     ---------------
    Gross profit                                           3,807,000           2,315,000
    Gross profit percentage                                     40.1%               31.0%
Selling, marketing and fulfillment expenses                3,210,000           2,982,000
General and administrative expenses                        1,394,000           1,406,000
                                                     ---------------     ---------------
  Operating loss                                            (797,000)         (2,073,000)
Interest and other income (expense), net                      89,000             (50,000)
                                                     ---------------     ---------------
Net loss                                             $      (708,000)    $    (2,123,000)
                                                     ---------------     ---------------
Preferred stock dividends                                 (1,062,000)           (845,000)
                                                     ---------------     ---------------
Net loss applicable to common shareholders           $    (1,770,000)    $    (2,968,000)
                                                     ---------------     ---------------
Basic and diluted net loss per share
 (after preferred stock dividends)                   $         (0.12)    $         (0.27)
                                                     ===============     ===============
Weighted average common shares outstanding                14,575,345          11,024,568
                                                     ===============     ===============

                                    - more -

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                         THREE MONTHS ENDED
                                                                                              JUNE 30,
                                                                                 ----------------------------------
                                                                                      2004                2003
                                                                                 ---------------    ---------------
Cash flows from operating activities
  Net loss                                                                       $      (708,000)   $    (2,123,000)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                        378,000            629,000
    Non-cash expense related to warrants issued to supplier                               62,000                 --
    Provisions for returns                                                              (409,000)          (112,000)
    Allowance for doubtful accounts                                                       60,000             38,000
    Write-down of inventory                                                              100,000            208,000
    Change in value of warrants                                                         (303,000)                --
    Options Expense                                                                        2,000                 --
  Changes in operating assets and liabilities:
    (Increase) decrease in
      Inventories                                                                        669,000           (898,000)
      Accounts receivable                                                                120,000             (1,000)
      Prepaid expenses                                                                   (93,000)           102,000
      Other current assets                                                               193,000            (22,000)
    Increase (decrease) in
      Accounts payable                                                                (1,635,000)            (7,000)
      Accrued expenses and other current liabilities                                     124,000            190,000
      Interest payable to related party                                                  125,000              6,000
      Deferred revenue                                                                    16,000            (29,000)
                                                                                 ---------------    ---------------
  Net cash used in operating activities                                               (1,299,000)        (2,019,000)
                                                                                 ---------------    ---------------

Cash flows from investing activities
  Cash collateral in connection with Rosenthal Pledge Agreement                       (1,250,000)                --
  Purchase of property and equipment                                                    (375,000)          (218,000)
                                                                                 ---------------    ---------------
Net cash used in investing activities                                                 (1,625,000)          (218,000)
                                                                                 ---------------    ---------------

Cash flows from financing activities
  Net proceeds from exercise of stock options                                             26,000                 --
  Proceeds from sale of Series E Preferred Stock                                              --          1,000,000
  Payments of capital lease obligation                                                   (81,000)           (69,000)
                                                                                 ---------------    ---------------
Net cash provided by financing activities                                                (55,000)           931,000
                                                                                 ---------------    ---------------

Net increase in cash and cash equivalents                                             (2,979,000)        (1,306,000)
Cash and cash equivalents - beginning of period                                       12,081,000          2,476,000
                                                                                 ---------------    ---------------
Cash and cash equivalents - end of period                                        $     9,102,000    $     1,170,000
                                                                                 ===============    ===============

Supplemental schedule of non-cash investing and financing activities:
  Interest paid                                                                  $        77,000    $        28,000
                                                                                 ===============    ===============

SELECTED BALANCE SHEET DATA & KEY METRICS-
UNAUDITED

                                                                                     JUNE 30,         DECEMBER 31,
                                                                                       2004               2003
                                                                                 ---------------    ---------------
Cash, including Restricted Cash of $1,250,000 at June 30, 2004                   $    10,352,000    $     7,721,000
Inventories, net                                                                       9,651,000         11,340,000
Other Current Assets                                                                   1,888,000          1,863,000
Property & Equipment, net                                                              1,527,000          1,659,000
Current Liabilities - excluding related party liabilities below                        6,621,000          8,243,000
Notes Payable to Related Party Shareholders (including interest payable)               4,625,000          4,375,000
Shareholders' Equity                                                                  12,578,000         10,279,000

                                                                                  THREE MONTHS       THREE MONTHS
                                                                                      ENDED              ENDED
                                                                                  JUNE 30, 2004      JUNE 30, 2003
                                                                                 ---------------    ---------------
Average Order Size (including shipping & handling revenue)                       $        187.52    $        176.70
Average Order Per New Customer  (including shipping & handling revenue)          $        166.38    $        165.15
Average Order per Repeat Customer (including shipping & handling revenue)        $        197.49    $        182.78
Customers Added During Period                                                             25,478             22,581
Revenue from Repeat Customers as % of Total Revenue*                                          72%                68%
Customer Acquisition Cost **                                                     $         10.81    $         15.16

  * Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.
  ** Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff and related costs) by total new customers added. Customer numbers are based on unique email addresses.

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